Exhibit 4.1

FABRINET

AMENDMENT NO. 1 TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) dated February 6, 2013, is made and entered into by and among Fabrinet, a Cayman Islands exempted company (the “Company”), Asia Pacific Growth Fund III, L.P., H&Q Asia Pacific, Ltd., the David T. Mitchell Separate Property Trust, a Wyoming trust, the Gabriel T. Mitchell Trust, a California trust, the Alexander T. Mitchell Trust, a California trust, and the Sean T. Mitchell Trust, a California trust, (each an “Investor” and, collectively, the “Investors”).

BACKGROUND

A. The Company, the Investors and certain other shareholders of the Company entered into a Registration Rights Agreement dated June 22, 2010 (the “Agreement”).

B. The Company and the Investors desire to amend the Agreement as provided in this Amendment. Under Section 3.5 of the Agreement, the Company and the Investors have the power to amend the Agreement, as provided in this Amendment, because the Investors hold at least 80% of the Registrable Securities outstanding as of the date hereof.

C. All capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the Company and the Investors hereby agree as follows:

1. Section 2.5(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that in the case of the registration statement on Form S-3 (File No. 333-178722), the Company shall keep such registration statement effective until July 26, 2015 or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided further, however, that at any time, upon written notice to the participating Holders and for a period not to exceed 60 days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive 60 days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their reasonable best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.”

2. This Amendment may be executed in one or more original, facsimile or .PDF counterparts, each of which shall constitute an original document, but all of which together shall constitute one instrument. Other than the amendments contemplated under this Amendment, the Agreement shall otherwise remain unchanged and in full force and effect. This Amendment may only be modified by written agreement from the parties hereto. This Amendment shall be governed by and construed in accordance with the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California, without reference to conflicts of laws or principles thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

FABRINET

By:	/s/ Paul Kalivas

Name:	Paul Kalivas
Title:	Executive Vice President, Chief Administrative Officer and General Counsel

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:

ASIA PACIFIC GROWTH FUND III, L.P.
By:	Asia Pacific Associates III, Ltd.

By:	/s/ Ta-lin Hsu
Name: Ta-lin Hsu
Title: Authorized Signatory

H&Q ASIA PACIFIC, LTD.

By:	/s/ Ta-lin Hsu
Name: Ta-lin Hsu
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:

THE DAVID THOMAS MITCHELL SEPARATE PROPERTY TRUST

By:	/s/ David Thomas Mitchell

Name	David Thomas Mitchell
Title:	Trustee

THE GABRIEL THOMAS MITCHELL TRUST

By:	/s/ Kimberley Totah

Name	Kimberley Totah
Title:	Trustee

THE ALEXANDER THOMAS MITCHELL TRUST

By:	/s/ Kimberley Totah

Name	Kimberley Totah
Title:	Trustee

THE SEAN THOMAS MITCHELL TRUST

By:	/s/ Kimberley Totah

Name	Kimberley Totah
Title:	Trustee